Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Nicholas Financial, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-143245) on Form S-8 of Nicholas Financial, Inc. of our report dated June 12, 2009, with respect to the consolidated financial statements of Nicholas Financial, Inc. and subsidiaries (the “Company”) which appears in the Company’s 2009 Annual Report on Form 10-K.

/s/ Dixon Hughes PLLC
Atlanta, Georgia
June 12, 2009